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                                                                    Exhibit 23.1





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-56656, No. 33-56544, No. 33-55230, No.
33-84506, No. 33-84508 and No. 33-95598) of John Alden Financial Corporation of our report dated March 10, 1997 appearing on page F-2 of the Annual Report on Form 10-K for the year ended December 31, 1996.



/s/ PRICE WATERHOUSE LLP
-------------------------
PRICE WATERHOUSE LLP

Miami, Florida
March 20, 1997